UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2015

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On July 2, 2015, the Company issued a press release announcing that the U.S. District Court for the Northern District of California has ruled in favor of its wholly-owned subsidiary, AngioScore Inc., in a lawsuit filed by AngioScore seeking damages for breach of fiduciary duty against Eitan Konstantino, a former board member of AngioScore and founder of TriReme Medical, LLC, Quattro Vascular Pte Ltd. and QT Vascular Ltd. The Court awarded AngioScore $20.034 million against all defendants plus disgorgement from Konstantino of all benefits he accrued from his breach of fiduciary duties, including amounts he received for assigning his intellectual property rights to the Chocolate balloon, a royalty on past and future sales of the Chocolate balloon, and all of his shares and options in QT Vascular. A copy of the press release is furnished as Exhibit 99.1 of this report.
Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	The Spectranetics Corporation Press Release dated July 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	July 2, 2015	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Spectranetics Corporation Press Release dated July 2, 2015.

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